                                                                      Exhibit 11
                                                                          1 of 2

                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)


                                               Three months ended September 30,
                                               --------------------------------
                                                   1995                1994
                                               ------------        ------------

Income before extraordinary item.............  $      604.8        $      275.7
Extraordinary item...........................            --            (2,150.0)
                                               ------------        ------------
Net income (loss)............................  $      604.8        $   (1,874.3)
                                               ============        ============


Earnings Per Common Share
-------------------------
Weighted average shares outstanding..........   436,752,818         436,286,739
Incremental shares from assumed exercise of
  stock options and payment of performance
  share awards...............................     1,737,633           1,016,494
                                               ------------        ------------
Total shares.................................   438,490,451         437,303,233
                                               ============        ============

Income before extraordinary
  item.......................................  $       1.38        $        .63
Extraordinary item...........................            --               (4.92)
                                               ------------        ------------
Net income (loss)............................  $       1.38        $      (4.29)
                                               ============        ============


Fully Diluted Earnings Per Common Share*
----------------------------------------
Weighted average shares outstanding..........   436,752,818         436,286,739
Incremental shares from assumed exercise of
  stock options and payment of performance
  share awards...............................     2,154,589           1,016,494
                                               ------------        ------------
Total shares.................................   438,907,407         437,303,233
                                               ============        ============

Income before extraordinary item.............  $       1.38        $        .63
Extraordinary item...........................            --               (4.92)
                                               ------------        ------------
Net income (loss)............................  $       1.38        $      (4.29)
                                               ============        ============


 * Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2

                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                               Nine months ended September 30,
                                               -------------------------------
                                                   1995               1994
                                               ------------       ------------

Income before extraordinary items............  $    1,466.4       $    1,087.0
Extraordinary items..........................            --           (2,156.7)
                                               ------------       ------------
Net income (loss)............................  $    1,466.4       $   (1,069.7)
                                               ============       ============


Earnings Per Common Share
-------------------------
Weighted average shares outstanding..........   436,549,985        436,277,798
Incremental shares from assumed exercise of
  stock options and payment of performance
  share awards...............................     1,318,864            984,909
                                               ------------       ------------
Total shares.................................   437,868,849        437,262,707
                                               ============       ============

Income before extraordinary items............  $       3.35       $       2.49
Extraordinary items..........................            --              (4.94)
                                               ------------       ------------
Net income (loss)............................  $       3.35       $      (2.45)
                                               ============       ============


Fully Diluted Earnings Per Common Share*
----------------------------------------
Weighted average shares outstanding..........   436,549,985        436,277,798
Incremental shares from assumed exercise of
  stock options and payment of performance
  share awards...............................     1,517,211          1,057,664
                                               ------------       ------------
Total shares.................................   438,067,196        437,335,462
                                               ============       ============

Income before extraordinary items............  $       3.35       $       2.49
Extraordinary items..........................            --              (4.94)
                                               ------------       ------------
Net income (loss)............................  $       3.35       $      (2.45)
                                               ============       ============


 * Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.